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                                                                      Exhibit 21

Yardville National Bancorp Subsidiaries

1.        Yardville National Bank

2.        Yardville Capital Trust

3.        Yardville National Investment Corporation
          (wholly-owned subsidiary of Bank)

4.        YNB Real Estate Holding Company
          (wholly-owned subsidiary of Bank)

5.        Brendan, Inc.
          (wholly-owned subsidiary of Bank)

6.        YNB Financial, Inc.
          (wholly-owned subsidiary of Bank)

7.        Nancy-Beth, Inc.
          (wholly-owned subsidiary of Bank)

8.        YNB Realty, Inc.
          (wholly-owned subsidiary of Bank)

9.        Jim Mary, Inc.
          (wholly-owned subsidiary of Bank)

10.       Capital Development, Inc.
          (wholly-owned subsidiary of Bank)